                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                October 23, 2003
                        (date of earliest event reported)

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                    as Depositor and Master Servicer under a
                         Pooling and Servicing Agreement
                           dated as of October 1, 2003
                          providing for the issuance of

                                 $1,412,750,298

                     WaMu MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-S11

           Delaware                    333-103345               94-2528990
       (State or other          (Commission File Number)       (IRS Employer
jurisdiction of Incorporation)                            Identification Number)

                           1201 THIRD AVENUE, WMT 1706
                            SEATTLE, WASHINGTON 98101
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:

                                 (206) 377-8555

Item 5. Other Events.

The tables and materials filed separately, under cover of Form SE in accordance with Rule 202 of Regulation S-T pursuant to a continuing hardship exemption, were prepared by Goldman, Sachs & Co. (the "Underwriter") at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

The following Exhibit is filed separately, under cover of Form SE (filed October 23, 2003 under CIK #0000314643) in accordance with Rule 202 of Regulation S-T pursuant to a continuing hardship exemption.

99.1 Certain Computational Materials prepared by the Underwriter in connection with Washington Mutual Mortgage Securities Corp. WaMu Mortgage Pass-Through Certificates, Series 2003-S11.

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Prospectus and Prospectus Supplement of Washington Mutual Mortgage Securities Corp. relating to its WaMu Mortgage Pass-Through Certificates, Series 2003-S11.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2003

                                           WASHINGTON MUTUAL MORTGAGE SECURITIES
                                           CORP.
                                           (Registrant)


                                           By: /s/ David Zielke
                                               ---------------------------------
                                               David Zielke
                                               First Vice President and Counsel
                                               (Authorized Officer)